SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 16, 1999



                          COMPAQ COMPUTER CORPORATION

            (Exact Name of Registrant as Specified in its Charter)



          DELAWARE                      1-9026                   76-0011617
          --------                      ------                   ----------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)


                       20555 SH 249
                      HOUSTON, TEXAS                        77070
                      --------------                        -----
        (Address of Principal Executive Offices)         (Zip Code)


                                     (281) 370-0670
                                     --------------
               (Registrant's telephone number, including area code)



         (Former Name or Former Address, if Changed Since Last Report)

      ITEM  5.    OTHER  EVENTS.

     In a release dated February 16, 1999, Compaq Computer Corporation (NYSE:CPQ) announced it has reached a definitive agreement to acquire Zip2 Corp., the leading provider of Internet platform solutions for media companies and local e-commerce merchants. Zip2, a privately held corporation located in Mountain View, California, will become an operating division of AltaVista Company, a wholly owned subsidiary of Compaq. The Board of Directors of Zip2 has unanimously approved the acquisition, which is a cash purchase of all of Zip2's outstanding shares. Completion of the transaction is subject to certain conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. The news release is attached as Exhibit 99.1.

     In   a  second   release  dated   February   16,  1999,  Compaq  Computer
Corporation (NYSE:CPQ)  announced  that  based upon a preliminary count by the
depositary,  approximately   95.91  percent  of   the  outstanding  shares  of
common stock of Shopping.com (OTC:IBUY) were tendered for $18.25 per share in cash in response to Compaq's tender offer which, closed on February 12, 1999. The merger is expected to be completed in early March. The news release is attached as Exhibit 99.2.


      ITEM  7.    EXHIBITS.

      Exhibit  99.1            News Release dated February 16, 1999 is attached.

      Exhibit  99.2          News Release dated February 16, 1999 is attached.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 1999

                                                   COMPAQ COMPUTER CORPORATION



                                                   By: /s/ Earl L. Mason
                                                      ------------------------
                                                      Earl L. Mason
                                                      Senior Vice President and
                                                      Chief Financial Officer